                                                                      EXHIBIT 32

  CERTIFICATION OF PERIODIC FINANCIAL REPORT PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the Quarterly Report on Form 10-Q of Pinnacle Airlines Corp. for the quarterly period ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned Phillip H. Trenary, the President and Chief Executive Officer, and Curtis E. Sawyer, the Vice President and Chief Financial Officer, hereby certify that the Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Signature                                           Title                         Date
---------                                           -----                         ----
/s/  Philip H. Trenary                    President and Chief Executive        April 29, 2004
----------------------------              Officer (Principal Executive
Philip H. Trenary                         Officer)

/s/ Curtis E. Sawyer                      Vice President and Chief             April 29, 2004
---------------------------               Financial Officer (Principal
Curtis E. Sawyer                          Financial Officer)

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